EXHIBIT 23.1
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Nanogen, Inc. of our report dated January 16, 1998, except for the last paragraph of Note 4 as to which the date is January 29, 1998, included in the Registration Statement (Form S-1 No. 333-42791) for the registration of 300,000 shares of its common stock.



                                          ERNST & YOUNG LLP

                                          /s/ ERNST & YOUNG LLP


San Diego, California
April 8, 1998